Exhibit 77Q1E

EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e): New or amended Registrant investment advisory contracts.

IVY FUNDS

Appendix A and Appendix B to the Investment Management Agreement between Ivy Funds and Ivy Investment Management Company, amended and effective October 3, 2016, were filed with the Securities and Exchange Commission by EDGAR on September 30, 2016 in Post-Effective Amendment No. 117 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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Appendix A and Appendix B to the Investment Management Agreement between Ivy Funds and Ivy Investment Management Company, amended and effective January 10, 2017, were filed with the Securities and Exchange Commission by EDGAR on January 9, 2017 in Post-Effective Amendment No. 121 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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Investment Sub-Advisory Agreement between Ivy Investment Management Company and I.G. International Management Ltd., dated January 9, 2017, was filed with the Securities and Exchange Commission by EDGAR on January 9, 2017 in Post-Effective Amendment No. 121 to the Registration Statement on Form N-1A, and is incorporated by reference herein.